Oppenheimer Gold & Special Minerals Fund
                            Exhibit 24(b)(16) to Form N-1A

                        Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

   Distribution          Amount From       Amount From

   Reinvestment          Investment        Long or Short-Term      Reinvestment
   (Ex)Date              Income            Capital Gains           Price

Class A Shares

   07/31/87              0.1500000         0.8800000              12.890
   12/24/87              0.2050000         1.6900000              11.520
   12/23/88              0.1800000         0.7900000              11.460
   12/22/89              0.2700000         1.3400000              14.210
   12/21/90              0.0400000         0.0000000               9.770
   12/20/91              0.1850000         0.0000000               9.580
   12/17/92              0.1360000         0.0000000               8.770
   12/23/93              0.0590000         0.0000000              13.830
   12/21/94              0.0670000         0.0000000              12.960
   12/18/95              0.0586000         0.0000000              13.030
   12/13/96              0.0279000         0.0000000              13.540
   12/04/97              0.0374000         0.0000000               9.020


Class B Shares

   12/13/96              0.0000000         0.0000000               0.000
   12/04/97              0.0000000         0.0000000               0.000


Class C Shares

   12/13/96              0.0000000         0.0000000               0.000
   12/04/97              0.0000000         0.0000000               0.000





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Oppenheimer Gold & Special Minerals Fund
Page 2

1. Average Annual Total Returns for the Periods Ended 06/30/98:

   The formula for calculating average annual total return is as follows:

     1/number of years = n       {(ERV/P)^ n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period

           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum                  Examples at NAV:
  sales charge of 5.75%:

  One Year                                    One Year

  {($  657.56/$1,000)^ 1} - 1 = -34.24%    {($  697.67/$1,000)^ 1} - 1 = -30.23%

  Five Year                                   Five Year

  {($  687.66/$1,000)^.2} - 1 = - 7.22%    {($  729.61/$1,000)^.2} - 1 = - 6.11%

  Ten Year                                    Ten Year

  {($  829.40/$1,000)^.1} - 1 = - 1.85%    {($  879.99/$1,000)^.1} - 1 = - 1.27%



Class B Shares

Examples, assuming a maximum                  Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                    One Year

  {($  658.05/$1,000)^ 1} - 1   = -34.20%  ($  692.68/$1,000)^ 1} - 1  = -30.73%

  Inception Year                              Inception Year

  {($  683.32/$1,000)^.3754} -1 = -13.32%  ($  704.46/$1,000)^.3754}-1 = -12.32%


Class C Shares

Examples, assuming a maximum                  Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                    One Year

  {($  685.68/$1,000)^ 1} - 1  -31.43%    {($  692.61/$1,000)^ 1} - 1  = -30.74%

  Inception Year                              Inception Year

  {($706.08/$1,000)^.3754} - 1 = -12.25%  {($  706.08/$1,000)^.3754}-1 = -12.25%



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Oppenheimer Gold & Special Minerals Fund
Page 3

2.  Cumulative Total Returns for the Periods Ended 06/30/98:

    The formula for calculating cumulative total return is as follows:

             (ERV - P) / P =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum                  Examples at NAV:
  sales charge of 5.75%:

  One Year                                    One Year

  $  657.56 - $1,000/$1,000 = -34.24%       $  697.67 - $1,000/$1,000 = -30.23%

  Five Year                                   Five Year

  $  687.66 - $1,000/$1,000 = -31.23%       $  729.61 - $1,000/$1,000 = -27.04%

   Ten Year                                   Ten Year

  $  829.40 - $1,000/$1,000 = -17.06%       $  879.99 - $1,000/$1,000 = -12.00%


Class B Shares

Example assuming a maximum                    Example at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                    One Year

 $  658.05 - $1,000/$1,000 = -34.20%        $  692.68 - $1,000/$1,000 = -30.73%

  Inception Year                              Inception Year

 $  683.32 - $1,000/$1,000 = -31.67%        $  704.46 - $1,000/$1,000 = -29.55%


  Class C Shares

Examples, assuming a maximum                  Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                    One Year

  $  685.68 - $1,000/$1,000 = -31.43%        $  692.61 - $1,000/$1,000 = -30.74%

  Inception Year                              Inception Year

  $  706.08 - $1,000/$1,000 = -29.39%        $  706.08 - $1,000/$1,000 = -29.39%